UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	September 30, 2025

MVB Financial Corp
(Exact name of registrant as specified in its charter)

West Virginia	001-38314	20-0034461
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

301 Virginia Avenue, Fairmont, WV	26554-2777
(Address of principal executive offices)	(Zip Code)

(304) 363-4800
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $1.00 par value	MVBF	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.    Other Events.

On October 1, 2025, MVB Financial Corp. ("MVB", the “Company”) issued a press release, which is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein, announcing its entry into a definitive agreement, an asset purchase agreement, dated September 30, 2025, by and between MVB, Victor Technologies, Inc. (“Victor”) and Jack Henry & Associates (“Jack Henry”) (the “Asset Purchase Agreement”) to sell substantially all assets and operations of Victor (the "Transaction”). The Transaction was completed on September 30, 2025 subject to customary closing conditions.

The Transaction is expected to generate a pre-tax gain of approximately $33 million to MVB and is expected to be accretive to MVB’s earnings per share. The Company plans to use the net proceeds from the Transaction for general corporate purposes, which may include repositioning a portion of the available-for-sale securities portfolio, share repurchases and/or other capital and earnings optimization strategies aimed at enhancing shareholder value over time.

Additional Matters

The documents described or referred to above and/or attached as an exhibit to, or incorporated by reference to, this Current Report on Form 8-K (collectively, the “Form 8-K Documents”) contain representations and warranties of the parties to such agreements that may be subject to limitations, qualifications or exceptions agreed upon by the parties, and may be subject to a contractual standard of materiality that differs from the materiality standard that applies to reports and documents filed with the SEC. In particular, in review of the representations and warranties contained in the Form 8-K Documents and/or described in the foregoing summary, it is important to bear in mind that the representations and warranties were negotiated by the parties in connection with the Transaction and with the principal purpose of allocating contractual risk between the parties in the Transaction. The representations and warranties, other provisions of the Form 8-K Documents or any description of these provisions should not be read alone, but instead should be read only in conjunction with the information provided elsewhere in the other reports, statements and filings that the Company publicly files with the SEC.

Cautionary Language Concerning Forward-Looking Statements

Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. These forward-looking statements are based upon the Company and its management’s current expectations, assumptions, estimates, projections and beliefs. Such statements include, but are not limited to, statements regarding the Transaction and related matters. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results or achievements to be materially different and adverse from those expressed in, or implied by, these forward-looking statements. Other risks relating to the Company’s business, including risks that could cause results to differ materially from those projected in the forward-looking statements in this Current Report on Form 8-K, are detailed in the Company’s latest Form 10-K, subsequent Forms 10-Q and/or Form 8-K filings with the SEC. The forward-looking statements in this release speak only as of this date, and the Company disclaims any intent or obligation to revise or update publicly any forward-looking statement except as required by law.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits.

99.1    Press release of MVB Financial Corp. dated October 1, 2025

104    Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MVB Financial Corp.
By:	/s/ Michael R. Sumbs
Michael R. Sumbs Executive Vice President and Chief Financial Officer

Date: October 3, 2025